UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report: April 15, 2022

VIRCO MFG. CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-8777	95-1613718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2027 Harpers Way
Torrance	California	90501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 533-0474

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VIRC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 2.02 Results of Operations and Financial Condition
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

On April 15, 2022, Virco Mfg. Corporation (the “Company”) and Virco Inc., a wholly owned subsidiary of the Company (together with the Company, the “Borrowers”), entered into Amendment No. 2 to Amended and Restated Revolving Credit and Security Agreement and Limited Waiver (“Amendment No. 2”) with PNC Bank, National Association, as administrative agent and lender (the “Lender”). Amendment No. 2 amended the Amended and Restated Revolving Credit and Security Agreement, dated September 28, 2021 (the “Credit Agreement”), by and among the Lender and the Borrowers and the secured revolving line of credit provided to the Borrowers under the Credit Agreement (the “Revolving Credit Facility”) to reflect the following material changes:

i.extended the final maturity date of the Revolving Credit Facility from March 19, 2023 to April 15, 2027;

ii.increased the borrowing limit from $65,000,000 to $70,000,000 in July 2022 and August 2022, and increased the borrowing limit from $40,000,000 to $45,000,000 in October 2022;

iii.waived the Company’s violation of the covenant to maintain a fixed charge coverage ratio of at least 1.00 for the period ended January 31, 2022;

iv.for the first and second quarters of fiscal 2023, implemented a temporary year-to-date adjusted EBITDA covenant in lieu of testing the fixed charge coverage ratio covenant as of such quarters, with quarterly testing of the fixed charge coverage ratio to resume for the third fiscal quarter and thereafter;

v.permits a sale and leaseback transaction of the Company’s property at 1655 Amity Road and release of the lender’s pledge on the property, with the net proceeds available to be used for a proposed share repurchase;

vi.retired LIBOR pricing on the Revolving Credit Facility and replaced with BSBY index, with pricing tiers and spreads to remain the same;

vii.extended the P-card, ACH Credit, and ACH debit facilities for an additional year beyond their current maturities; and

viii.Borrowers to pay a $250,000 extension fee and $75,000 waiver and amendment fee, with $200,000 due at closing and $125,000 due on the first anniversary of closing.

The foregoing description of Amendment No. 2 is qualified in its entirety by the full text of Amendment No. 2, a copy of which is filed as an exhibit to this report and is incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On April 21, 2022, the Company issued a press release reporting its financial results for the fourth quarter and the fiscal year ended January 31, 2022. A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.3
Amendment No. 2 to Amended and Restated Revolving Credit and Security Agreement and Limited Waiver, dated April 15, 2022, by and among Virco Mfg. Corporation and Virco, Inc., as borrowers, and PNC Bank, National Association, as lender and administrative agent.

Exhibit 99.1	Press Release dated April 21, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRCO MFG. CORPORATION (Registrant)

Date: April 21, 2022	/s/ Robert A. Virtue
(Signature)
	Name:	Robert A. Virtue
	Title:	Chief Executive Officer and Chairman of the Board of Directors